SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 23, 2005

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NT HOLDING CORP.

(Exact name of registrant as specified in Charter)

NEVADA	000-15303	73-1215433
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

385 Freeport, #1

Sparks, NV 89431

(Address of Principal Executive Offices)

917-981-4569

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Pursuant to the terms of an Agreement for Sale of Stock (the "Sale Agreement") dated August 23, 2005 by and among NT Holding Corp., a Nevada corporation ("NT") and Alan Lew, an individual ("Alan Lew"), NT transferred all of its ownership interest in its wholly-owned subsidiary, PNC Labs, Inc. ("PNC") to Alan Lew in exchange for Alan Lew assuming all of the assets and liabilities of PNC. As additional consideration, NT issued 200,000 shares of common stock to Alan Lew (who immediately transferred it to PNC). Also, NT Holding Corp. agreed to pay a total of $130,000 to Alan Lew, which was also transferred to PNC, of which $15,000 has already been paid. The remaining $115,000 shall be paid upon the earlier to occur of (i) NT raising sufficient funds from third party investors such that all debts and obligations of PNC have been extinguished, or (ii) February 15, 2007.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

On August 23, 2005, the Company issued 200,000 shares of common stock to Alan Lew (who immediately transferred it to PNC) pursuant to the terms of the Sale Agreement. Such issuance was effected under Section 4(2) of the Securities Act of 1933, as amended, and an appropriate legend was affixed to the share certificate and other instruments issued in such transaction.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit

Number	Description

10.4	Agreement for Sale of Stock dated August 23, 2005 by and among NT Holding
Corp., a Nevada corporation and Alan Lew, an individual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 29, 2005	NT HOLDING CORP.

By:	/s/ Alan Lew
Alan Lew
President